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                                                                   EXHIBIT 99.1B
                                    CGM TRUST

         AMENDMENT NO. 1 to the Amended and Restated Agreement and Declaration of Trust dated January 23, 1997 (the "Agreement") of CGM Trust (the "Trust"), made as of this 16th day of June, 1997 by the Trustees hereunder.

         WHEREAS, Article III, Section 5 of the Agreement provides that the Agreement may be amended at any time to designate and establish a new series of shares, without the requirement of authorization by shareholder vote; and

         WHEREAS, the Trustees desire to amend the Agreement as described in
Article III, Section 5 thereof to designate and establish a new series of shares (in addition to "CGM Mutual Fund," "CGM Fixed Income Fund," "CGM American Tax Free Fund" and "CGM Realty Fund" heretofore established and designated), such new series to be known as "CGM Focus Fund."

         NOW, THEREFORE, the undersigned, being a majority of the Trustees of the Trust, do hereby agree as follows:

         1. The initial paragraph of Article III, Section 6 of the Agreement, as heretofore in effect, is hereby amended in its entirety to read as follows:

               Section 6. Establishment and Designation of Series. Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series, the Trustees hereby establish and designate five Series: "CGM Mutual Fund" (formerly, "Original Series"), "CGM Fixed Income Fund" (formerly, "CGM Bond Fund"), "CGM American Tax Free Fund," "CGM Realty Fund" and "CGM Focus Fund."

         2. This Amendment may be executed by one or more of the signatories hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and for our successors and assigns as of the date first above written.


/s/ Peter O. Brown                               /s/ Robert B. Kittredge
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Peter O. Brown                                   Robert B. Kittredge



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Nicholas J. Grant                                Laurens MacLure


/s/ G. Kenneth Heebner                           /s/ James Van Dyke Quereau, Jr.
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G. Kenneth Heebner                               James Van Dyke Quereau, Jr.


/s/ Robert L. Kemp                               /s/ J. Baur Whittlesey
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Robert L. Kemp                                   J. Baur Whittlesey